Exhibit 99.1

Universal Insurance Holdings, Inc. Reports Third Quarter 2016 Financial Results

Generates strong profits amid severe weather

Fort Lauderdale, FL, November 2, 2016 - Universal Insurance Holdings, Inc. (NYSE: UVE) today reported third quarter net income of $26.9 million, a decrease of 11.3%, or $3.4 million, from the same quarter in 2015. Diluted earnings per share (EPS) were $0.75 for the third quarter of 2016, a decrease of 10.7%, or $0.09 per share, from the same quarter in 2015.

“During the third quarter, Universal reported record top line results with record premiums earned, net and total revenues and strong profitability even as we experienced severe weather in our coverage areas,” said Sean P. Downes, Universal’s Chairman and Chief Executive Officer. “Our strong performance is a testament to the fundamental strength of our business model, including our focus on maintaining high underwriting standards, and more importantly this quarter, our claims handling abilities. The rigorous planning we conduct on an ongoing basis to prepare for severe weather events served us well in the quarter, and allowed us to respond quickly and effectively following Hurricane Hermine.

“Looking ahead, we remain focused on writing high quality, rate adequate organic business, both in Florida and across our expanding geographic footprint. We will also continue to pursue new business through our unique direct-to-consumer platform, Universal DirectSM, both organically and by seeking partnerships and joint ventures to deliver an even broader scope of products and services to our customers. Universal enters the fourth quarter well positioned to drive profitable growth, and we remain confident in our ability to deliver increasing shareholder value.”

Third-Quarter 2016 & Recent Highlights

•	Net earned premiums grew by $13.4 million, or 9.2%, to $159.5 million.

•	Total revenues increased by $15.4 million, or 9.8%, to $172.4 million.

•	Net income decreased by $3.4 million, or 11.3%, to $26.9 million.

•	Diluted EPS decreased by $0.09, or 10.7%, to $0.75 per share.

•	Paid dividends of $0.14 per share.

•	Wrote our first policy in Virginia.

•	Announced the launch of a Commercial Residential Program.

•	Universal DirectSM is now offered in 11 states.

Third-Quarter 2016 Results

Net income for the third quarter of 2016 of $26.9 million reflects an improvement across all revenue measures. Net earned premiums and total revenues were higher than any other quarter in the Company’s history. The increase in net earned premiums is due entirely from organic growth in policies in force.

Net income was offset by $11 million of pre-tax net losses and loss adjustment expenses attributable to severe weather in 2016 including Hurricane Hermine. These losses and loss adjustment expenses were incremental to amounts provided for in the underlying loss ratio based on historical experience for such events.

Net losses and loss adjustment expenses as a percentage of net earned premiums increased 9.3 percentage points resulting in a net loss ratio of 46.1% for the third quarter, compared to 36.8% for the same period last year. The primary driver of this increase was the severe weather during 2016.

Stockholders’ equity reached an all-time high of $373.3 million as of September 30, 2016 compared to $293.1 million as of December 31, 2015. Book value per common share also reached an all-time high of $10.66 as September 30, 2016 compared to $8.34 as of December 31, 2015.

Cash Dividends

On August 31, 2016, the Company announced that its Board of Directors had declared a cash dividend of $0.14 per share of common stock that was paid on October 24, 2016 to shareholders of record on September 12, 2016.

Conference Call

Members of the Universal management team will host a conference call on Wednesday, November 2, 2016 at 4:45 PM ET to discuss the third quarter 2016 financial results. Following prepared remarks, management will conduct a question and answer session.

The call will be accessible by dialing toll free at (888) 887-7180 or toll at (270) 823-1518 (using the Conference I.D.: 97544219). A live audio webcast of the call will also be accessible on the Universal Insurance website at www.universalinsuranceholdings.com. A replay of the call can be accessed toll free at (855) 859-2056 or toll at (404) 537-3406 (using the Conference I.D.: 97544219), and will be available through November 17, 2016.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota, Michigan, Alabama and Virginia.

American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015.

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UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$241,888	$222,572
Change in unearned premium	(7,388)	(7,769)

Direct premium earned	234,500	214,803
Ceded premium earned	(74,966)	(68,650)

Premiums earned, net	159,534	146,153
Net investment income (expense)	2,304	1,307
Net realized gains (losses) on investments	101	11
Commission revenue	4,603	4,115
Policy fees	4,226	3,820
Other revenue	1,668	1,637

Total premiums earned and other revenues	172,436	157,043

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	73,548	53,854
General and administrative expenses	54,725	55,289

Total operating costs and expenses	128,273	109,143

INCOME BEFORE INCOME TAXES	44,163	47,900
Income tax expense	17,281	17,602

NET INCOME	$26,882	$30,298

Basic earnings per common share	$0.77	$0.87

Weighted average common shares outstanding - Basic	35,042	34,911

Fully diluted earnings per common share	$0.75	$0.84

Weighted average common shares outstanding - Diluted	35,723	35,999

Cash dividend declared per common share	$0.14	$0.12

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2016	2015
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$741,782	$684,147
Ceded premiums written	(59,211)	(67,903)

Net premiums written	682,571	616,244
Change in net unearned premiums	(214,128)	(262,843)

Premiums earned, net	468,443	353,401
Net investment income (expense)	6,051	3,376
Net realized gains (losses) on investments	1,344	292
Commission revenue	12,927	10,757
Policy fees	13,093	12,003
Other revenue	4,827	4,614

Total premiums earned and other revenues	506,685	384,443

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	199,749	127,148
General and administrative expenses	166,780	130,152

Total operating costs and expenses	366,529	257,300

INCOME BEFORE INCOME TAXES	140,156	127,143
Income tax expense	54,400	49,811

NET INCOME	$85,756	$77,332

Basic earnings per common share	$2.46	$2.22

Weighted average common shares outstanding - Basic	34,878	34,837

Fully diluted earnings per common share	$2.41	$2.15

Weighted average common shares outstanding - Diluted	35,594	35,918

Cash dividend declared per common share	$0.42	$0.36

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$205,241	$197,014
Restricted cash and cash equivalents	2,635	2,635
Fixed maturities, at fair value	584,274	416,083
Equity securities, at fair value	44,240	42,214
Short-term investments, at fair value	5,003	25,021
Investment real estate, net	10,384	6,117
Prepaid reinsurance premiums	198,910	114,673
Reinsurance recoverable	—	22,853
Premiums receivable, net	60,570	50,980
Other receivables	5,863	4,979
Property and equipment, net	30,845	27,065
Deferred policy acquisition costs, net	68,300	60,019
Income taxes recoverable	10,643	5,420
Deferred income tax asset, net	1,877	13,912
Other assets	5,437	4,563

Total assets	$1,234,222	$993,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$54,209	$98,840
Unearned premiums	501,577	442,366
Advance premium	28,721	24,813
Accounts payable	2,294	378
Reinsurance payable, net	211,863	73,585
Dividends payable	4,903	—
Other liabilities and accrued expenses	41,995	36,424
Long-term debt	15,396	24,050

Total liabilities	860,958	700,456

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares - 1,000
Issued shares - 10 and 10
Outstanding shares - 10 and 10
Minimum liquidation preference, $9.99 and $9.99 per share
Common stock, $.01 par value	453	455
Authorized shares - 55,000
Issued shares - 45,292 and 45,525
Outstanding shares - 35,024 and 35,110

Treasury shares, at cost - 10,268 and 10,415	(86,887)	(80,802)
Additional paid-in capital	80,399	70,789
Accumulated other comprehensive income (loss), net of taxes	1,625	(4,006)
Retained earnings	377,674	306,656

Total stockholders’ equity	373,264	293,092

Total liabilities and stockholders’ equity	$1,234,222	$993,548

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449